UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2017

VERIFONE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32465

Delaware
(State or Other Jurisdiction of
Incorporation or Organization)

04-3692546
(IRS Employer Identification No.)

88 West Plumeria Drive
San Jose, CA 95134
(Address of principal executive offices, including zip code)

408-232-7800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 20, 2017, VeriFone Systems, Inc. (the "Company") announced the appointment of Dr. Ronald Black and Mr. Larry Klane to the Company’s Board of Directors (the “Board”), effective immediately. Dr. Black and Mr. Klane will serve on the Board from the effective date of their appointments until the Company’s next annual meeting of stockholders.
Dr. Black and Mr. Klane will each receive the standard compensation for non-employee directors, as described in more detail in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on February 9, 2017. The Company will also enter into a standard indemnification agreement with each of them, the form of which has been filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on April 29, 2005.
Neither Dr. Black nor Mr. Klane has any reportable transactions under Item 404(a) of Regulation S-K.
A copy of the Company’s press release announcing these appointments and setting out biographical information is attached as Exhibit 99.1 to this filing.
Separately, on December 15, 2017, Eitan Raff notified VeriFone that he was resigning from the Board effective December 19, 2017. Mr. Raff’s resignation is not due to any disagreement with the Company on any matter related to VeriFone’s operations, policies or practices. The Company and the Board extend their appreciation to Mr. Raff for his 10 years of service on the Board.
In order to accommodate the appointments of Dr. Black and Mr. Klane, the number of authorized directors of the Company was increased to 10 by the Company’s Board.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Verifone Adds Two Members to its Board of Directors, dated December 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.

Date: December 20, 2017	By: /s/ Albert Liu Name: Albert Liu Title: Executive Vice President, Corporate Development and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Verifone Adds Two Members to its Board of Directors, dated December 20, 2017